Exhibit 10.15

 2014 Omnibus Incentive Plan
PERFORMANCE RESTRICTED Stock Award Agreement

THIS PERFORMANCE RESTRICTED STOCK AWARD AGREEMENT (this “Agreement”), dated as of [________] (the “Date of Grant”), is made by and between National Bank Holdings Corporation, a Delaware corporation (“NBHC”), and [________] (“Participant”).    Capitalized terms used herein without definition have the meanings ascribed to such terms in the National Bank Holdings Corporation 2014 Omnibus Incentive Plan (the “Plan”).

WHEREAS, NBHC has adopted the Plan to provide NBHC officers, employees, directors, and consultants an opportunity to participate in NBHC’s future performance and align the interests of such officers, employees, directors, and consultants with those of the shareholders of NBHC; and

WHEREAS, the Committee has determined that it would be in the best interests of NBHC and its shareholders to grant Participant shares of performance vesting Restricted Stock on the terms and subject to the conditions set forth in this Agreement and the Plan.

NOW THEREFORE, in consideration of the premises and the covenants of the parties contained in this Agreement, and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto, for themselves, their successors and assigns, hereby agree as follows:

1. Grant of Performance Restricted Stock Award.
(a)

Grant.  NBHC hereby grants to Participant an award of performance-vesting Restricted Stock (the “Restricted Stock”) in respect of [___] Shares (the “Shares”), on the terms and subject to the conditions set forth in this Agreement and as otherwise provided in the Plan.

(b)

Incorporation by Reference, Etc.  The provisions of the Plan are hereby incorporated herein by reference.  Except as otherwise expressly set forth herein, this Agreement shall be construed in accordance with the provisions of the Plan.

2. Vesting.
(a)

General.  Except as may otherwise be provided herein, subject to Participant’s continued employment, the Restricted Stock shall vest and become nonforfeitable upon the later of (i) the third anniversary of the Date of Grant (the “Service Condition”) and (ii) the Stock Price (as defined in Section 2(b) below) of a Share equaling or exceeding [___] per Share (“Stock Price Goal”) prior to the fifth anniversary of the Date of Grant (the “Performance Condition”).

(b)

Determination of Stock Price. The “Stock Price” for purposes of determining whether the Restricted Stock vests shall be determined based on the average closing price of the Shares on the Applicable Exchange for any consecutive 30-day trading period prior to the fifth anniversary of the Date of Grant. For the avoidance of doubt, once the Stock Price Goal has been achieved, there is no requirement that the Stock Price be maintained for any period following the date of the achievement of the Stock Price Goal to satisfy the Performance Condition.

(c)	Change in Control.
(i)

If, in connection with a Change in Control, Participant is provided with a Replacement Award (as defined below) and within two years following such Change in Control, Participant incurs a Termination of Employment without Cause, due to Participant’s resignation with Good Reason or due to Participant’s death or Disability, the restrictions applicable to the Replacement Award shall lapse and such Replacement Award shall become free of all restrictions as if the Service Condition and the Performance Condition had been achieved and become fully vested and transferable, notwithstanding anything contained in the Plan or the this Agreement.  If Participant is not provided with a Replacement Award in connection with a Change in Control, the Restricted Stock will vest in accordance with Section  2(c)(ii) below.

(ii)

Notwithstanding anything in the Plan or otherwise set forth in this Agreement to the contrary, upon the occurrence of a Change in Control, all restrictions on the Restricted Stock shall immediately lapse and the Restricted Stock shall be fully vested, except to the extent that another award meeting the requirements of this Section 2(c)(ii) is provided to Participant to replace the Restricted Stock award (an award meeting the requirements of this Section 2(c)(ii), a “Replacement Award”).  An award shall meet the requirements of this Section 2(c)(ii) (and hence, qualify as a Replacement Award) if: (A) it is a restricted publicly traded equity security of NBHC or the surviving corporation or the ultimate parent of the applicable entity following the Change in Control, (B) it has a fair market value at least equal to the value of the Restricted Stock as of the date of the Change in Control, (C) it contains terms relating to vesting (including with respect to Termination of Employment) that are substantially identical to the terms set forth in this Agreement, and (D) its other terms and conditions are not less favorable to Participant than the terms and conditions set forth in this Agreement or in the Plan (including provisions that apply in the event of a subsequent Change in Control) as of the date in the Change in Control.  Without limiting the generality of the foregoing, a Replacement Award may take the form of a continuation of the Restricted Stock award granted hereunder if the requirements of the preceding sentence are satisfied.  If a Replacement Award is granted, the Restricted Stock shall not vest upon a Change in Control.  The determination of whether the conditions of this Section 2(c)(ii) are satisfied shall be made by NBHC’s Compensation Committee, as constituted immediately prior to the Change in Control, in its sole discretion.

(d)

Other Terminations of Employment.  Except as provided in the immediately following sentence, if Participant incurs a Termination of Employment prior to a Change in Control or under circumstances other than those set forth in Section 2(c)(i) as applicable to a Replacement Award, any unvested Restricted Stock or Replacement Award, as applicable, shall be forfeited by Participant without consideration, effective as of the date of Termination of Employment (the “Termination Date”).  Notwithstanding the foregoing, in the event that, prior to a Change in Control, Participant incurs a Termination of Employment without Cause, for Good Reason or due to Participant’s death or Disability, any remaining Service Condition on the unvested Restricted Stock shall be deemed to have been satisfied and the Restricted Stock shall vest to the extent the Performance Condition has been satisfied as of the Termination Date or is satisfied during the period beginning on the Termination Date and ending on the earlier of the first anniversary of the Termination Date and the fifth anniversary of the Date of Grant.

(e)	Expiration of Restricted Stock. Restricted Stock that is unvested on the fifth anniversary of the Date of Grant shall be forfeited by Participant for no consideration.

3. Tax Withholding.  NBHC shall reasonably determine the amount of any federal, state, local, or other income, employment, or other taxes that NBHC or any of its Subsidiaries may reasonably be obligated to withhold with respect to the grant, vesting, settlement, or other event with respect to the Restricted Stock.  NBHC’s obligation to deliver any certificates evidencing the Restricted Stock (or to make a book-entry or other electronic notation indicating ownership of such Shares), or otherwise remove the restrictive notations or legends on such Shares or certificates that refer to nontransferability as set forth in Section 5, is subject to the condition precedent that Participant either pay or provide for the amount of any such withholding obligations in such manner as may be authorized by the Committee or as may otherwise be permitted under Section 14(d) of the Plan.

4. Dividend and Voting Rights.  After the Grant Date of Grant, Participant shall be the record owner of the Restricted Stock unless and until such Shares are forfeited pursuant to Participant’s Termination of Employment or sold or otherwise disposed of, and as record owner shall be entitled to all rights of a common shareholder of NBHC, including, without limitation, voting rights, if any, with respect to the Restricted Stock; provided that (x) any cash or in-kind dividends paid with respect to unvested Restricted Stock shall be withheld by NBHC and shall be paid to Participant, without interest, only when, and if, such Restricted Stock becomes vested and (y) the Restricted Stock shall be subject to the limitations on transfer and encumbrance set forth in this Agreement and the Plan.

5. Non-Transferability.  The Restricted Stock may not, at any time prior to becoming vested, be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by Participant other than by will or by the laws of descent and distribution, and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against NBHC, its Subsidiaries and its Affiliates; provided that the designation of a beneficiary shall not constitute an assignment, alienation, pledge, attachment, sale, transfer or encumbrance.  The Restricted Stock shall be subject to the restrictions set forth in the Plan and this Agreement.

6. Issuance of Restricted Stock.  The Restricted Stock shall be issued by NBHC and shall be registered in Participant’s name on the stock transfer books of NBHC promptly after the date hereof. Any certificates representing Restricted Stock shall remain in the physical custody of NBHC or its designee at all times prior to the date on which the Restricted Stock vests.  Any certificates representing Restricted Stock shall have affixed thereto a legend in substantially the

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following form, in addition to any other legends that may be required under federal or state securities laws:

Transfer of this certificate and the shares represented hereby is restricted pursuant to the terms of the National Bank Holdings Corporation 2014 Omnibus Incentive Plan and a Performance Restricted Stock Award Agreement, dated as of [________], between National Bank Holdings Corporation and [________].  A copy of such Agreement is on file at the offices of National Bank Holdings Corporation.

As soon as practicable following the vesting of the Restricted Stock, NBHC shall ensure that its stock transfer books reflect the vesting. If certificates for the Restricted Stock exist, such certificates for such vested Restricted Stock shall be delivered to Participant or to Participant’s legal representative along with the stock powers relating thereto.

7. Adjustment.  In the event of any event described in Section 3(h) of the Plan occurring after the Date of Grant, the adjustment provisions as provided for under Section 3(h) of the Plan shall apply to the Restricted Stock, both with respect to the amount of Shares and with respect to the Stock Price Goal set forth in Section 2 of this Agreement.

8.	Certain Definitions and Administration.
(a)

Termination with Cause.  Unless otherwise provided under the termination with “cause” provisions of an Individual Agreement, to invoke a termination with Cause, NBHC must provide written notice to Participant of the existence of such grounds within 30 days following NBHC’s knowledge of the existence of such grounds, specifying in reasonable detail the grounds constituting Cause, and, with respect to the grounds enumerated in clauses (A), (C), (D), and (E) in the definition of Cause in the Plan, Participant shall have 30 days following receipt of such written notice during which he or she may remedy the ground if such ground is reasonably subject to cure as determined by NBHC.

(b)

“Good Reason” shall have the meaning given to such term in an Individual Agreement, or if there is no such Individual Agreement or if it does not define Good Reason, then, Good Reason shall mean the occurrence of the following,  in the absence of Participant’s written consent:

(i)	a material diminution in Participant’s annual base salary from that in effect immediately prior to a Change in Control; or
(ii)

the assignment to Participant of any duties materially inconsistent with Participant’s positions (including status, offices, titles, and reporting requirements), authority, duties, or responsibilities, or any other action by NBHC that results in a material diminution in such positions, authority, duties, or responsibilities, in each case, from those in effect immediately prior to a Change in Control;

provided that, in each case, (A) Participant provides written notice to NBHC of the existence of one or more of the conditions described in clauses (i) through (ii) within

30 days following Participant’s knowledge of the initial existence of such condition or conditions, specifying in reasonable detail the conditions constituting Good Reason;  (B) NBHC and its Affiliates fail to cure such event or condition within 30 days following the receipt of such notice; and (C) Participant incurs a Termination of Employment within 30 days following the expiration of such cure period.

9. Forfeiture.   Participant agrees that, notwithstanding any other provision of any agreement to which he or she is subject with NBHC or NBH Bank (collectively, the “Company”), and in addition to and not in contravention of any clawback provision or policy applicable to Participant as in effect from time to time (including any clawback policies or provisions implemented pursuant to Section 954 of the Dodd-Frank Wall  Street Reform and Consumer Protection Act or other applicable law):

(a)

If the Company is required to prepare an accounting restatement due to material noncompliance of the Company as a result of Participant’s misconduct in connection with any financial reporting requirement under the federal securities laws, the Committee may require Participant to forfeit unvested Restricted Stock, and/or to reimburse the Company for all amounts received under this Agreement from the Company during the 12-month period following the first public issuance or filing with the Securities and Exchange Commission (whichever first occurs) of the financial document embodying such financial reporting requirement; and any amounts received with respect to, or amounts realized from the vesting of Restricted Stock or the subsequent sale of Shares or the cancellation of the Restricted Stock during that 12 month period;

(b)

If the Committee shall determine that Participant has engaged in a serious breach of conduct, the Committee may require Participant to forfeit unvested Restricted Stock, may terminate this Agreement and/or require Participant to repay any amounts realized upon the vesting of Restricted Stock or on the subsequent sale of the shares of common stock that were granted as Restricted Stock or the cancellation of shares relating to Restricted Stock;  and

(c)

If Participant is found guilty of misconduct by any judicial or administrative authority in connection with any (i) formal investigation by the Securities and Exchange Commission or (ii) other federal or state regulatory investigation, the Committee may require Participant to forfeit unvested Restricted Stock and/or may require the repayment of any amounts realized upon the vesting of Restricted Stock or on the subsequent sale of the shares of common stock that were granted as Restricted Stock or the cancellation of shares relating to Restricted Stock without regard to the timing of the determination of misconduct in relation to the timing of the vesting or sale of the award.

The foregoing provisions of this Section 9 shall cease to apply following a Change in Control, except as otherwise required by applicable law.

10. Compliance with Legal Requirements.  The grant of the Restricted Stock and any other obligations of NBHC under this Agreement shall be subject to all applicable federal and state laws, rules, and regulations and to such approvals by any regulatory or governmental agency as

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may be required.  The Committee, in its sole discretion, may postpone the issuance or delivery of Shares as the Committee may consider appropriate and may require Participant to make such representations and furnish such information as it may consider appropriate in connection with the issuance or delivery of Shares in compliance with applicable laws, rules, and regulations.

11. Miscellaneous.
(a)

Confidentiality of this Agreement.  Participant agrees to keep confidential the terms of this Agreement, unless and until such terms have been disclosed publicly other than through a breach by Participant of this covenant.  This provision does not prohibit Participant from providing this information on a confidential and privileged basis to Participant’s attorneys or accountants for purposes of obtaining legal or tax advice or as otherwise required by law.

(b)

Restrictive Covenants.  The grant and vesting of the Restricted Stock pursuant to this Agreement shall be in partial consideration for, and subject to Participant’s continued compliance with, any restrictive covenants set forth in an Individual Agreement.

(c)

Section 409A of the Code.  It is intended that the Awards granted pursuant to this Agreement and the provisions of this Agreement be exempt from or comply with Section 409A of the Code, and all provisions of this Agreement shall be construed and interpreted in a manner consistent with Section 11(e) of the Plan and the requirements for avoiding taxes or penalties under Section 409A of the Code.

(d)

Waiver and Amendment.  The Committee may waive any conditions or rights under, or amend any terms of, this Agreement and the Restricted Stock granted hereunder; provided that any such waiver or amendment that would impair the rights of any Participant or any holder or beneficiary of any Restricted Stock heretofore granted shall not to that extent be effective without the consent of Participant.  No waiver of any right hereunder by any party shall operate as a waiver of any other right, or as a waiver of the same right with respect to any subsequent occasion for its exercise, or as a waiver of any right to damages.  No waiver by any party of any breach of this Agreement shall be held to constitute a waiver of any other breach or a waiver of the continuation of the same breach.

(e)

Notices.  All notices, demands and other communications provided for or permitted hereunder shall be made in writing and shall be by registered or certified first-class mail, return receipt requested, facsimile, courier service or personal delivery:

if to NBHC to:
National Bank Holdings Corporation
7800 East Orchard Road, Suite 300
Greenwood Village, CO 80111
Facsimile:  (855) 576-3479
Attention:  General Counsel

if to Participant:  at the address last on the records of NBHC.

All such notices, demands and other communications shall be deemed to have been duly given (i) when delivered by hand, if personally delivered; (ii) when delivered by courier, if delivered by commercial courier service; (iii) five business days after being deposited in the mail, postage prepaid, if mailed; and (iv) when receipt is mechanically acknowledged, if by facsimile.

(f) Severability.  The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, and each other provision of this Agreement shall be severable and enforceable to the extent permitted by law.

(g) No Rights to Service.  Nothing contained in this Agreement shall be construed as giving Participant any right to be retained, in any position, as an employee, consultant, or director of NBHC or its Affiliates or shall interfere with or restrict in any way the right of NBHC or its Affiliates, which is hereby expressly reserved, to remove, terminate, or discharge Participant at any time for any reason whatsoever.

(h) Beneficiary.  Participant may file with NBHC a written designation of a beneficiary on such form as may be prescribed by the Committee and may, from time to time, change or revoke such designation by filing a new designation with NBHC.  The last such designation received by NBHC shall be controlling; provided,  however, that no designation, or change or revocation thereof, shall be effective unless received by NBHC prior to Participant’s death, and in no event shall it be effective as of a date prior to such receipt.  If no beneficiary designation is filed by Participant, the beneficiary shall be deemed to be his or her spouse or, if Participant is unmarried at the time of death, his or her estate.

(i) Successors.  The terms of this Agreement shall be binding upon and inure to the benefit of NBHC, its successors and assigns, and of Participant and the beneficiaries, executors, administrators, heirs and successors of Participant.

(j) Entire Agreement.  This Agreement and the Plan contain the entire agreement and understanding of the parties hereto with respect to the subject matter contained herein and supersede all prior communications, representations and negotiations with respect thereto.

(k) Bound by the Plan.  By signing this Agreement, Participant acknowledges that he or she has received a copy of the Plan and has had an opportunity to review the Plan and agrees to be bound by all the terms and provisions of the Plan.

(l) Governing Law.  This Agreement shall be construed and interpreted in accordance with the internal laws of the State of Delaware without regard to principles of conflicts of law thereof, or principles of conflicts of laws of any other jurisdiction that could cause the application of the laws of any jurisdiction other than the State of Delaware.

(m) Headings.  The headings of the Sections of this Agreement are provided for convenience only and are not to serve as a basis for interpretation or construction, and shall not constitute a part, of this Agreement.

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(n) Counterparts. This Agreement may be signed in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

NATIONAL BANK HOLDINGS CORPORATION

By: _____________________________________
      Name:

      Title:

By: _____________________________________
      Name:

      Title:

PARTICIPANT

_________________________________________
[Participant]

[Signature Page to Performance Restricted Stock Award Agreement]